UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 Papa John’s Boulevard Louisville, Kentucky	40299-2334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2013, Papa John’s International, Inc. (the “Company”) announced the appointment of Anthony N. Thompson as President and Chief Operating Officer. Prior to his new appointment, Mr. Thompson served as Chief Operating Officer since July, 2012 and as Executive Vice President, Global Operations since July, 2011. He will continue to serve as President, PJ Food Service, a position to which he was appointed in May 2010. Mr. Thompson joined Papa John’s in 2006 and has held the positions of Executive Vice President, North American Operations from December 2010 to July 2011, Senior Vice President, PJ Food Service from 2009 to May 2010 and Vice President, QCC Operations from 2006 to 2009.

In connection with Mr. Thompson’s promotion, the Compensation Committee of the Board of Directors awarded Mr. Thompson an equity grant valued at approximately $420,000, with a three-year graded vesting schedule consisting of equal values of time vested restricted stock and stock options with a 10-year term. The equity awards are effective and the strike price for the stock options will be determined two business days after the Company’s release of second quarter 2013 earnings.

A copy of the Company’s press release announcing the new appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

          (d) Exhibits

          The following document is herewith furnished as an exhibit to this report:

Exhibit Number	Description of Exhibit
99.1	Papa John’s International, Inc. press release dated August 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date:	August 6, 2013	/s/ Lance F. Tucker
Lance F. Tucker
Chief Financial Officer, Chief
Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Papa John’s International, Inc. press release dated August 6, 2013.